EXHIBIT 99.2

  Financial Corporation

Contact:	Ronald J. Nicolas, Jr.
Jon D. Van Deuren
Investor Relations Department
Aames Financial Corporation
(323) 210-5311

For Immediate Release

AAMES FINANCIAL CORPORATION
ANNOUNCES FILING OF REGISTRATION STATEMENTS WITH
THE SECURITIES AND EXCHANGE COMMISSION

        Los Angeles, California, March 24, 2004 – Aames Financial Corporation (OTCBB: AMSF), a subprime mortgage lender, today announced the filing of two registration statements with the United States Securities and Exchange Commission in connection with its contemplated conversion into a real estate investment trust, or REIT, and a related initial public offering. The registration statements were filed by Aames Investment Corporation, a Maryland corporation and wholly-owned subsidiary of Aames Financial.

        As set forth in the registration statements, Aames Investment would become the parent corporation of Aames Financial and elect to be taxed as a REIT. Concurrent with the reorganization, Aames Investment would raise additional capital through an initial public offering of its common stock. Aames Financial has retained Friedman, Billings, Ramsey & Co., Inc. to act as financial advisor in connection with the reorganization and as underwriter in connection with the initial public offering. Aames Financial’s existing stockholders would become stockholders of Aames Investment and receive consideration consisting of a combination of Aames Investment common stock and cash for each share of Aames Financial’s convertible preferred stock or common stock owned. Stockholders and investors are urged to refer to the registration statements on file with the Securities and Exchange Commission at www.sec.gov for more detailed information.

        Registration statements relating to these securities have been filed with the Securities and Exchange Commission but have not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statements become effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

        From time to time Aames Financial may publish forward-looking statements relating to such matters as anticipated financial performance, business prospects and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, Aames Financial notes that a variety of factors could cause Aames Financial’s actual results and experience to differ materially from the anticipated results or other expectations expressed in Aames Financial’s forward-looking statements. The risks and uncertainties that may affect the operations, performance and results of Aames Financial’s business include the following: increases in mortgage lending interest rates; adverse changes in the secondary market for mortgage loans; decline in real estate values; decreases in earnings from Aames Financial calling securitization trusts; limited cash flow to fund operations; dependence on short-term financing facilities; obligations to repurchase mortgage loans and indemnify investors; concentration of operations in California, Florida and Texas; extensive government regulation; concentrated ownership of Aames Financial by a single stockholder; losses in securitization trusts; and intense competition in the mortgage lending industry. For a more complete discussion of these risks and uncertainties, see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Risk Factors” in Aames Financial’s Annual Report on Form 10-K for the year ended June 30, 2003 and subsequent filings by Aames Financial with the United States Securities and Exchange Commission.